Exhibit 10.14

Notes Subscription Request

From: Soho House Bond Limited as the Company under the Notes Purchase Agreement

To: Global Loan Agency Services Limited as Agent under the Notes Purchase Agreement

Dated: 9 March 2022

Dear Sirs,

Notes Purchase Agreement

for Soho House Bond Limited

dated 23 March 2021 (the “Notes Purchase Agreement”)

1.
We refer to the Notes Purchase Agreement. This is a Notes Subscription Request. Terms defined in the Notes Purchase Agreement have the same meaning in this Notes Subscription Request unless given a different meaning in this Notes Subscription Request.
2.
Facility A1 Notes

We wish to issue Facility A1 Notes on the following terms (“Facility A1 Notes”):

(a) Issuer:	Soho House Bond Limited
(b) Facility to be utilised:	Facility A1
(c) Proposed Notes Subscription Date	23 March 2022 (or, if that is not a Business Day, the next Business Day)
(d) Currency of Notes	USD
(e) Nominal value of each Note	USD 0.01
(f) Number of Notes	100,000,000,000
(g) Aggregate amount of Notes	USD 100,000,000
(h) Interest Period	three Months
3.
The proceeds of the Notes should be credited to:

Account bank name: Barclays Bank Plc

Beneficiary name: SHG Acquisition (UK)

Limited Account number: 73780740

Sort code: 200000

4.
This Notes Subscription Request is irrevocable.

/s/ Nick Jones

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Authorised signatory for

SOHO HOUSE BOND LIMITED as the Company